                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               REHABILICARE, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                                REHABILICARE INC.
                               1811 Old Highway 8
                           New Brighton, MN 55112-3493


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 12, 2000


To the Shareholders of
REHABILICARE INC.:

     The Annual Meeting of Shareholders of Rehabilicare Inc. (the "Company") will be held at 10:00 a.m. on Tuesday, December 12, 2000, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota for the following purposes:

     1. To elect six directors to serve for the following year and until their successors are elected;

     2. Transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of Rehabilicare common stock at the close of business on October 20, 2000 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Thomas Martin
                                         Secretary


November 6, 2000


                    -----------------------------------------

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
            In order that there may be a proper representation at the
          meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.

                    -----------------------------------------

                                REHABILICARE INC.
                               1811 Old Highway 8
                           New Brighton, MN 55112-3493

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 12, 2000


     The accompanying Proxy is solicited on behalf of the Board of Directors of Rehabilicare Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on December 12, 2000 at 10:00 a.m. at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone or personal calls.

     Shares of the Company's common stock, $.10 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by shareholders. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

     Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date.

     Only holders of record of Common Stock at the close of business on October 20, 2000 will be entitled to receive notice of and to vote at the meeting. On October 20, 2000, the Company had 10,764,487 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

     As far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2000 is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about November 6, 2000.

                              ELECTION OF DIRECTORS

     Six persons have been nominated for election at the Annual Meeting. Each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named herein. The Board of Directors has no reason to believe that any candidate will be unavailable.

     The following information is furnished with respect to each nominee:


                                                                          Principal occupation and business
          Name                  Age         Director since                 experience for past five years
--------------------------    --------    -------------------    ----------------------------------------------------

Frederick H. Ayers              61               1998            President of F.H. Ayers, Inc. (a private
                                                                 investment company) since 1985; director of
                                                                 Staodyn, Inc. from 1984 to 1998

W. Bayne Gibson                 75               1998            Independent business consultant since 1997;
                                                                 President, Chief Executive Officer and Chairman of
                                                                 the Board of Staodyn, Inc. from 1984 to 1996

Richard E. Jahnke               51               1997            President and Chief  Executive Officer of Angeion
                                                                 Corporation since January 2000 after its
                                                                 acquisition of Medical Graphics Corporation;
                                                                 President and Chief Executive Officer of Medical
                                                                 Graphics Corporation (a manufacturer of non-
                                                                 invasive medical diagnostic systems) from 1998 to
                                                                 2000; President and Chief Operating Officer of
                                                                 CNS, Inc. (a  manufacturer  of consumer  products)
                                                                 from 1993 to 1998

David B. Kaysen                 51               1992            President and Chief Executive Officer of the
                                                                 Company since March 1992

John H.P. Maley                 65               1996            Chairman of Magister  Corporation (a developer and
                                                                 marketer of consumer healthcare products) since July 1995;
                                                                 Chairman and Chief Executive Officer of Chattanooga
                                                                 Group (a manufacturer of physical therapy products)
                                                                 from 1976 to 1995

Robert C. Wingrove              68               1972            Chairman of the Board of the Company since 1984;
                                                                 Chief Technical Officer of the Company from 1990
                                                                 to 2000

COMPENSATION OF DIRECTORS

         Directors who are not also officers or employees of the Company receive fees of $2,000 per quarter. The chair of each committee receives an additional fee of $500 annually. In addition, each nonemployee director is granted an option each July 1 to purchase 2,500 shares of the Company's common stock under its 1998 Stock Incentive Plan. The exercise price of such options is the fair market value of the common stock on the date of grant and the options vest over a five year period from the date of grant.

         The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

COMMITTEES AND MEETINGS

     The Board of Directors has a Compensation Committee and an Audit Committee. During fiscal 2000, the Board of Directors met five times, the Compensation Committee met once and the Audit Committee met once. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers of the Company. The Compensation Committee also administers the Company's 1998 Stock Incentive Plan. The current members of the Compensation Committee are Mr. Maley (chair), Mr. Ayers, Mr. Gibson and Mr. Jahnke. The Audit Committee reviews the internal and external financial reporting of the Company, arrangements with its independent public accountants, the scope and results of its quarterly reviews and independent audits and any transactions with executive officers of the Company. The members of the Audit Committee are Mr. Jahnke (chair), Mr. Ayers, Mr. Gibson and Mr. Maley. The Board of Directors does not have a nominating committee. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Current executive officers of the Company who are not also directors are as follows:

     William J. Sweeney, 57, started with the Company as Vice President of Sales and Marketing in April 1996. From June 1993 to April 1996, he was employed by CIRCON Corporation and Surgitek, Inc. (a company acquired by CIRCON Corporation), both manufacturers of surgical products, most recently as Corporate Business Development Manager.

     W. Glen Winchell, 53, has been Vice President of Finance and Chief Financial Officer since September 1993.

     Wayne K. Chrystal, 50, joined the Company as Vice President of Operations in May 1999. From 1973 to 1998 he was employed by Deluxe Corporation, a supplier of checks and electronic payment services, most recently as Vice President responsible for operations and human resources in various business units.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors approves the compensation for executive officers of the Company and acts on such other matters relating to their compensation as it deems appropriate. The Compensation Committee consists of four non-employee directors and meets at least once per year. The members of the Compensation Committee during fiscal year 2000 were Messrs. Maley, Ayers, Gibson and Jahnke. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the quantity, timing and other terms and conditions of awards under such plans.

Compensation Philosophy and Objectives

     The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers. The primary objectives of the Company's executive compensation program are to:

     - Reward the achievement of desired Company and individual performance goals;

     - Provide compensation that enables the Company to attract and retain key executives; and

     - Provide a total compensation package that is aligned with the performance of the Company and the interests of its shareholders.

     The Company's executive compensation program provides a level of compensation that is competitive for companies in comparable industries and of comparable complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, the individual performance of each executive officer, comparative compensation surveys and historical compensation levels and stock option awards at the Company. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

     The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

Base Salary

     Base salary levels of executives, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and the Company's performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable complexity and size. Base salaries for executives are generally evaluated and adjusted annually. In fiscal 2000, the Company engaged a compensation consultant to assist with determining appropriate base salaries, bonus percentages and stock option levels, giving due consideration to the characteristics of the Company subsequent to several acquisitions. Significant adjustments were made in recognition of the increased size, scope of business and complexity of the Company.

     Mr. Kaysen received a base salary increase of $74,145 to $294,357 from the year ended June 30, 1999 to the year ended June 30, 2000. The increase was based on his increased responsibilities which occurred as a result of the acquisition of Compex SA, a Swiss-based business which has subsequently accounted for about 25% of the Company's revenue.

Bonuses

     The Company may also pay bonuses to executive officers as part of its executive compensation program. The purpose of the cash bonus component of the executive compensation program is to provide a direct financial incentive for executives who help the Company achieve certain objectives. Mr. Kaysen received no bonus for fiscal 2000 as a result of failing to achieve goals for increases in net income due primarily to the costs associated with settlement of a whistleblower lawsuit.

Stock Incentive Compensation

     The Company provides long-term incentive to its executive officers primarily through its 1998 Stock Incentive Plan. Under that Plan, the Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed or predetermined the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the Option Plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole.

     Stock options are granted to encourage an executive to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation. The Company's options generally vest over a period of four years and expire after seven years. All options are granted with an exercise price equal to fair market value on the date of grant. Mr. Kaysen received an option to purchase 30,000 shares in fiscal 2000, primarily in recognition of the successful acquisition of Compex SA. Options granted during 1998 to other executives were principally to provide additional incentive, with reference to industry statistics on the appropriate size of the stock-based incentive.

Summary

     The Compensation Committee believes that the compensation program for executive officers during fiscal 2000 achieved the principal objectives for which it was designed.

                                        John H.P. Maley
                                        Frederick Ayers
                                        W. Bayne Gibson
                                        Richard Jahnke

SUMMARY COMPENSATION TABLE

     The table below shows the cash and noncash compensation paid to or earned by Rehabilicare's chief executive officer and each of its most highly compensated executive officers who received salary and bonus of $100,000 or more during each of the years in the three-year period ended June 30, 2000.


                                              Annual Compensation                    Long-Term
                                     ---------------------------------------       Compensation (1)
         Name and                                                                  ----------------      All Other
    Principal Position       Year        Salary      Bonus         Other              Options(2)       Compensation (3)
-------------------------    ----    -----------  ----------     ------------      ----------------    ----------------



David B. Kaysen              2000      $ 300,357    $     --         --                 30,000              $9,496
   President and Chief       1999        220,212     131,800         --                 25,000                 786
   Executive Officer         1998        170,365      59,670         --                 15,000                 768

W. Glen Winchell             2000      $ 162,462    $     --         --                 20,000              $3,354
   Vice President of         1999        142,250      51,500         --                 40,000                 804
   Finance and Chief         1998        104,291      26,875         --                 20,000                 795
   Financial Officer

William J. Sweeney           2000      $ 147,846    $     --         --                 15,000              $3,015
   Vice President of Sales   1999        127,115      31,800         --                 10,000                 750
   And Marketing             1998         97,007      18,800         --                 20,000                 750

Wayne K. Chrystal (4)        2000      $ 114,231    $     --         --                 10,000              $1,725
   Vice President of         1999         16,154       4,290         --                 30,000                  --
    Operations

----------

(1) Rehabilicare did not award any restricted stock or make any long-term incentive payments to executives.

(2) Represents the number of shares of Rehabilicare common stock that can be purchased upon the exercise of stock options granted during the year.

(3)  Represents Company contributions to a 401(k) plan.

(4)  Mr. Chrystal began employment with the Company in 1999.

STOCK OPTIONS

     The following table provides information regarding options to purchase Rehabilicare Common Stock granted to the named executive officers pursuant to the 1998 Stock Incentive Plan during 2000.

                          OPTION GRANTS IN FISCAL 2000



                                                                                             Potential Realizable
                                                                                            Value at Assumed Annual
                    Number of         Percent of                                             Rates of Stock Price
                    Securities      Total Options                                          Appreciation for Option
                    Underlying        Granted To                                                   Term (1)
                    Options          Employees in          Exercise         Expiration     ------------------------
     Name            Granted         Fiscal 2000        Price ($/Share)        Date         5% ($)         10% ($)
--------------      ----------      -------------       ---------------     ----------     --------       ---------

Mr. Kaysen            30,000             24.5%               $3.50           8/24/06        $29,010        $64,104
Mr. Winchell          20,000             16.3%               $3.50           8/24/06         19,340         42,736
Mr. Sweeney           15,000             12.2%               $3.50           8/24/06         14,505         32,052
Mr. Chrystal          10,000              8.2%               $3.50           8/24/06          9,670         21,368

(1) These amounts represent the realizable value of the subject options from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the Common Stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table provides information with respect to stock options exercised during the year and held at the end of fiscal 2000 by the named executive officers.

           OPTION EXERCISES IN FISCAL 2000 AND YEAR-END OPTION VALUES

                                                         Number of Securities
                                                         Underlying Unexercised               Value of Unexercised
                       Shares                                   Options                       In-the-Money Options
                      Acquired                           At End of Fiscal 2000             At End of Fiscal 2000 (2)
                         On              Value         ----------------------------       ----------------------------
      Name            Exercise        Realized (1)     Exercisable    Unexercisable       Exercisable    Unexercisable
----------------      --------        ------------     -----------    -------------       -----------    -------------
Mr. Kaysen              9,000         $14,625            40,750          59,250              $ 3,516         $  10,547

Mr. Winchell             --               --             35,000          60,000                1,406             4,219

Mr. Sweeney              --               --             51,500          33,500                1,406             4,219

Mr. Chrystal             --               --              7,500          32,500                   --                --

-------------------------

(1) Represents the difference between fair market value at date of exercise and the exercise price.

(2) Represents the difference between $2.8125 (the last sales price at June 30, 2000) and the exercise price multiplied by the number of shares.

SEVERANCE AGREEMENTS

     The Company has entered into Severance Pay Agreements with Mr. Kaysen, Mr. Winchell, Mr. Sweeney and Mr. Chrystal which provide for certain payments in the event of a change in control of the Company and the subsequent termination of the executive by the Company without cause or voluntarily by the executive for good reason, all as defined in the agreements. The terms of the agreement are two years and are renewed automatically at the end of the terms. The payments to be made in such event would be (i) the base salary earned and unpaid through the date of termination; (ii) any earned and unpaid bonus with respect to the fiscal year preceding the termination; (iii) a pro rata portion of any bonus that would have been earned in the current fiscal year based on annualizing the Company's financial and business performance through the date of termination; (iv) any accrued vacation not taken; and (v) an amount equal to two times Mr. Kaysen's, one and one-half times Mr. Winchell's and one times Mr. Sweeney's and Mr. Chrystal's average annualized cash compensation for the most recent five taxable years ending before the date of change in control, or such portion of such period during which such executive performed services for the Company. The agreements provide that no amounts be paid which would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 as amended, or any successor provision or regulations promulgated thereunder.

     Effective July 1, 1999, Mr. Robert C. Wingrove resigned his full-time employment as Chief Technical Officer and entered into a part-time consulting agreement effective through June 30, 2001. His compensation pursuant to that agreement was $85,000 for the fiscal year ended June 30, 2000, plus full employee benefits. Compensation for the remaining term is $68,000.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than its 1998 Stock Incentive Plan and 1993 Employee Stock Purchase Plan, the Company does not maintain any long-term incentive plan.

                              CERTAIN TRANSACTIONS

     The Company loaned Mr. Kaysen $162,500 in March 1997 for the acquisition of 100,000 shares of the Company's common stock, pursuant to his exercise of stock options. The loan is evidenced by a promissory note secured by 83,067 shares of Company common stock owned by Mr. Kaysen and bearing interest at the prime rate. In March 1998, the Company loaned Mr. Kaysen an additional $83,067 in connection with his income tax obligation resulting from the stock option exercise. That loan is secured by the same collateral and subject to the same terms. The remaining principal balance of $210,417 is payable in installments of $21,000 each on December 31, 2000 and 2001 and the balance, including accrued interest, on December 31, 2002.

                                PERFORMANCE GRAPH

     The Company's common stock is quoted on The Nasdaq National Market. The following graph shows changes during the period from June 30, 1996 to June 30, 2000 in the value of $100 invested in: (1) the Nasdaq National Market Index
(US); (2) Nasdaq Healthcare Stocks Index and (3) the Company's common stock. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

                                  REHABILICARE
                          STOCK PERFORMANCE CHART DATA


                                                         Nasdaq Healthcare          Rehabilicare
                   Date               Nasdaq NMS               Stocks                   Inc.
             -----------------     -----------------     -------------------      -----------------
                 6/30/96                 $100.00            $100.00                     $100.00
                 6/30/97                 $121.62             $92.41                      $87.50
                 6/30/98                 $160.12             $90.02                      $67.20
                 6/30/99                 $230.56             $85.51                      $82.83
                 6/30/00                 $340.60             $66.60                      $70.33


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 20, 2000, certain information with respect to beneficial ownership of the Company's Common Stock as to (i) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


NAME                                         SHARES BENEFICIALLY OWNED (1)                  PERCENT OWNED
----                                         -----------------------------                  -------------

Beverly Enterprises, Inc.                               989,319                                 9.2%
5111 Rogers Avenue, Suite 40A
Ft. Smith, Arkansas  72919

Robert C. Wingrove                                      200,503                                 1.9%

David B. Kaysen                                         125,711                                 1.2%

W. Bayne Gibson                                          67,336                                   *

William J. Sweeney                                       64,615                                   *

W. Glen Winchell                                         55,577                                   *

Frederick H. Ayers                                       41,051                                   *

John H.P. Maley                                          29,375                                   *

Wayne K. Chrystal                                        18,423                                   *

Richard E. Jahnke                                        14,375                                   *

All Directors and Officers                              616,966                                5.6%
as a group (9 persons)

---------------

* Less than 1%

(1) Includes shares which could be purchased within 60 days upon exercise of the following options: Mr. Wingrove, 16,000 shares; Mr. Kaysen, 42,500 shares; Mr. Gibson, 4,375 shares; Mr. Sweeney, 61,750 shares; Mr. Winchell, 35,500 shares; Mr. Ayers, 4,375 shares; Mr. Maley, 14,375 shares; Mr. Chrystal, 10,000 shares; Mr. Jahnke, 14,375 shares; and all directors and officers as a group, 203,250 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended June 30, 2000.

     The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 2000 except that Mr. Chrystal failed to timely file his report of additional shares purchased and Mr. Kaysen filed late his report of exercising a stock option.

                 SHAREHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, 1811 Old Highway 8, New Brighton, Minnesota 55112, no later than June 30, 2001.

     Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, no later than July 9, 2001. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

     Management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) such proposal or nominee has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal or nominee was not submitted to the Secretary of the Company at the address listed above by July 9, 2001; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal or elect the nominee.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     On March 16, 2000 PricewaterhouseCoopers LLP resigned as the Company's independent public accountant and, effective April 19, 2000, the Company engaged Ernst & Young LLP as its new independent public accountants. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audits of the Company's two most recent fiscal years or any subsequent interim period preceding the resignation of PricewaterhouseCoopers LLP, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. None of the principal accountants' reports on the financial statements for the two years preceding such dismissal contained an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company has selected Ernst & Young LLP as its independent public accountants for the year ending June 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.



                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Thomas Martin
                                  Secretary

Dated: November 6, 2000

                                REHABILICARE INC.
         Proxy for the December 12, 2000 Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints David B. Kaysen and W. Glen Winchell, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rehabilicare Inc., to be held on December 12, 2000, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:


1.   ELECTION OF DIRECTORS:             [ ] FOR all nominees (except                       [ ]  WITHHOLD AUTHORITY
                                            as marked to the contrary below)                    to vote for all nominees



                         To withhold authority for a specific nominee, place a line through his name below:
                              Frederick H. Ayers, W. Bayne Gibson, Richard E. Jahnke, David B. Kaysen,
                                                John H.P. Maley, Robert C. Wingrove,

2.   TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                     (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)


         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all directors named in Item 1.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                                          Dated:                      , 2000
                                                                                                ----------------------

                                                                                          -----------------------------------
                                                                                                     Signature

                                                                                          -----------------------------------
                                                                                              Signature if held jointly

                                                                                           PLEASE MARK, SIGN, DATE AND RETURN
                                                                                                  THIS PROXY PROMPTLY.